UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

JER Investors Trust Inc.

(Name of Registrant as Specified In Its Charter)

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As filed with the Commission on April 29, 2008

April 29, 2008

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders of JER Investors Trust Inc. (the “Annual Meeting”) to be held at Courtyard by Marriott-Tysons Corner, 1960-A Chain Bridge Road, McLean, Virginia 22102, on May 29, 2008, at 11:00 a.m., Eastern Daylight Time. The matters to be considered by the stockholders at the Annual Meeting are described in detail in the accompanying materials.

IT IS IMPORTANT THAT YOU BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN OR WHETHER YOU ARE ABLE TO ATTEND THE ANNUAL MEETING IN PERSON. Let me urge you to mark, sign and date your proxy card today and to return it in the envelope provided.

Sincerely,

Joseph E. Robert, Jr.

Chairman of the Board of Directors

For the Board of Directors of JER Investors Trust Inc.

JER INVESTORS TRUST INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2008

To the Stockholders of JER Investors Trust Inc.:

The annual meeting of stockholders of JER Investors Trust Inc., a Maryland corporation (the “Company”), will be held at, Courtyard by Marriott-Tysons Corner, 1960-A Chain Bridge Road, McLean, Virginia 22102, on May 29, 2008, at 11:00 a.m., Eastern Daylight Time (the “Annual Meeting”). The matters to be considered by stockholders at the Annual Meeting, which are described in detail in the accompanying materials, are:

(i)	the election of eight directors to serve until the 2009 annual meeting of stockholders or until their respective successors are elected and duly qualified;

(ii)	the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2008; and

(iii)	any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

Stockholders of record at the close of business on April 29, 2008 will be entitled to notice of, and to vote at, the Annual Meeting. It is important that your shares be represented at the Annual Meeting regardless of the size of your holdings. A Proxy Statement, proxy card and self-addressed envelope are enclosed. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, DATE AND SIGN THE PROXY CARD. Return it promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose. Our stock transfer books will remain open for the transfer of our common stock.

By Order of the Board of Directors,

Daniel T. Ward

Secretary

1650 Tysons Blvd, Suite 1600

McLean, Virginia 22102

April 29, 2008

JER INVESTORS TRUST INC.

1650 Tysons Blvd, Suite 1600, McLean, Virginia 22102

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 29, 2008

This Proxy Statement and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of JER Investors Trust Inc., a Maryland corporation, for use at the annual meeting of stockholders to be held on May 29, 2008, and any adjournments or postponements thereof (the “Annual Meeting”). “We,” “our,” “us,” “the Company” and “JER” each refers to JER Investors Trust Inc.

The mailing address of our executive office is 1650 Tysons Blvd, Suite 1600, McLean, Virginia 22102. This Proxy Statement, the accompanying proxy card and the notice of annual meeting are first being mailed to holders of our common stock, par value $0.01 per share (the “Common Stock”), on or about April 29, 2008.

A proxy may confer discretionary authority to vote with respect to any matter presented at the Annual Meeting. At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this proxy statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

Date, Time and Place for the Annual Meeting

The 2008 Annual Meeting of Stockholders will be held on May 29, 2008 at 11:00 a.m. Eastern Daylight Time at Courtyard by Marriott-Tysons Corner, 1960-A Chain Bridge Road, McLean, Virginia 22102.

Matters to be Considered at the Annual Meeting

At the Annual Meeting, holders of the Company’s Common Stock will vote upon:

(i)	a proposal to elect eight directors to serve until the 2009 annual meeting of stockholders or until their respective successors are elected and duly qualified;

(ii)	a proposal to approve the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2008; and

(iii)	any other business that may properly come before the Annual Meeting or any adjournment of the Annual Meeting.

GENERAL INFORMATION ABOUT VOTING

Solicitation of Proxies

The enclosed proxy is solicited by and on behalf of our Board of Directors. The expense of preparing, printing and mailing this proxy statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone, telegraph or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record on April 29, 2008 and will provide reimbursement for the cost of forwarding the material. In addition, we have engaged The Altman Group to assist in soliciting proxies from brokers, banks and other nominee holders of our Common Stock at a cost of approximately $6,000, plus reasonable out-of-pocket expenses.

Shares Entitled To Vote

As of the close of business on April 21, 2008, there were entitled to vote 25,901,035 shares of our Common Stock. Each share of our Common Stock entitles the holder to one vote. Stockholders of record at the close of business on April 29, 2008 are entitled to vote at the Annual Meeting or any adjournment thereof.

Required Vote

A quorum will be present if the holders of a majority of the outstanding shares entitled to vote are present, in person or by proxy, at the Annual Meeting. If you have returned a valid proxy or, if you hold your shares in your own name as holder of record and you attend the Annual Meeting in person, your shares will be counted for the purpose of determining whether there is a quorum. If a quorum is not present, the Annual Meeting may be adjourned by the chairman of the meeting or by the vote of a majority of the shares represented at the Annual Meeting until a quorum has been obtained.

For the election of the nominees to our Board of Directors, the affirmative vote of a plurality of all the votes cast on the matter at the Annual Meeting is sufficient to elect the director if a quorum is present. However, it is the policy of the Company that if a current member of our Board of Directors who is standing for re-election does not receive a majority of all the votes cast on the matter, the applicable individual will be required to submit his or her resignation from our Board of Directors for consideration by our Nominating and Corporate Governance Committee and our Board of Directors.

For the approval of Ernst & Young LLP, the affirmative vote of a majority of the shares of our Common Stock cast at the Annual Meeting is required.

If any other matters are properly presented at the Annual Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. As of the date of this Proxy Statement, we are not aware of any other matter to be raised at the Annual Meeting.

Abstentions and Broker Non-votes

Abstentions and broker non-votes will be counted in determining the presence of a quorum. “Broker non-votes” are instances in which a broker holding shares of record for a beneficial owner does not vote the shares because it is precluded by rules of a stock exchange or the Financial Industry Regulatory Authority from doing so.

Abstentions and broker non-votes will have no effect on the outcome of the election of our Board of Directors (subject to our director resignation policy, as described above under “Required Vote”), the appointment of Ernst & Young LLP or any other matter for which the required vote is a proportion of the votes cast. We will not count shares that abstain from voting on a particular matter or broker non-votes as votes cast on such matter. In the election of directors (including with respect to the re-election of current directors), abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote.

Under the rules of the New York Stock Exchange (the “NYSE”), brokers who hold shares in “street name” may have the authority to vote on certain matters when they do not receive instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote only on the election of directors and the ratification of the independent registered public accounting firm. A vote “withheld” from a director nominee will have no effect on the outcome of the vote because a plurality of the votes cast at the Annual Meeting is required for the election of each director. In determining whether the proposal to ratify the appointment of the independent registered public accounting firm has received the requisite vote, abstentions will be disregarded and will have no effect on the outcome of the vote.

How to Vote

If you hold your shares of our Common Stock in your own name as a holder of record, you may instruct the proxies to vote your shares by signing, dating and mailing the proxy card in the postage-paid envelope provided. In addition, you may vote your shares of our Common Stock in person at the Annual Meeting.

If your shares of our Common Stock are held on your behalf by a broker, bank or other nominee, you will receive instructions from them that you must follow to have your shares voted at the Annual Meeting.

Right to Revoke Proxy

If you hold shares of our Common Stock in your own name as a holder of record, you may revoke your proxy instructions at any time prior to the date and time of the Annual Meeting through any of the following methods:

•	send written notice of revocation, prior to the Annual Meeting, to our Secretary, Mr. Daniel T. Ward, at 1650 Tysons Blvd, Suite 1600, McLean, Virginia 22102;

•	sign, date and mail a new proxy card to our Secretary; or

•	attend the Annual Meeting and vote your shares in person.

If shares of our Common Stock are held on your behalf by a broker, bank or other nominee, you must contact them to receive instructions as to how you may revoke your proxy instructions.

Copies of Annual Report to Stockholders

A copy of our Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) for our latest fiscal year will be mailed to stockholders entitled to vote at the Annual Meeting with these proxy materials and is also available without charge to stockholders upon written request to: JER Investors Trust Inc., 1650 Tysons Blvd, Suite 1600, McLean, Virginia, 22102, Attention: Investor Relations.

Voting Results

American Stock Transfer & Trust Company, our independent tabulating agent, will count the votes and act as the Inspector of Election. We will publish the voting results in our Quarterly Report on Form 10-Q for the fiscal quarter ending June 30, 2008, which we plan to file with the SEC in August 2008.

Confidentiality of Voting

We keep all proxies, ballots and voting tabulations confidential as a matter of practice. We permit only our Inspector of Election, American Stock Transfer & Trust Company, to examine these documents.

Recommendations of the Board of Directors

The Board of Directors recommends a vote:

(i)	FOR the election of the nominees to our Board of Directors; and

(ii)	FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2008.

How Shares Represented by Proxies will be Voted

If the enclosed proxy is properly executed and returned to us in time to be voted at the Annual Meeting, it will be voted as specified on the proxy unless it is properly revoked prior thereto. If no specification is made on the proxy as to any one or more of the proposals, the shares of Common Stock represented by the proxy will be voted as follows:

(i)	FOR the election of the nominees to our Board of Directors;

(ii)	FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2008; and

(iii)	in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof.

BOARD OF DIRECTORS

Our Board of Directors currently consists of eight directors, five of whom are independent directors, as determined by our Board of Directors, consistent with the rules of the NYSE. Upon the expiration of their current terms at the annual meeting of stockholders in 2008, seven of our eight current directors along with Mr. Dwight L. Bush will be nominated to serve terms of one year each through the Company’s annual meeting of stockholders in 2009.

Our by-laws provide that a majority of the entire Board of Directors may establish, increase or decrease the number of directors, provided that the number of directors shall never be less than one, which is the minimum number required by the Maryland General Corporation Law, nor more than 15. All officers serve at the discretion of our Board of Directors.

The following table sets forth certain information about our current directors, each of whom is a director nominee except for Mr. Kimsey:

Name	Age	Position With Us
Joseph E. Robert, Jr.	56	Chairman of the Board of Directors and Chief Executive Officer
Keith W. Belcher	48	Vice Chairman of the Board of Directors and Executive Vice President
Mark S. Weiss	47	Director and President
Daniel J. Altobello	67	Independent Director(1)
Peter D. Linneman	57	Independent Director
W. Russell Ramsey	48	Independent Director
Frank J. Caufield	68	Independent Director
James V. Kimsey	68	Independent Director

(1)	Serves as our lead independent director.

Information Concerning Directors and the Director Nominees

Set forth below is certain biographical information for our eight director-nominees, including seven of our eight current directors, as well as the year each was first elected to be one of our directors, if applicable, and his beneficial ownership of shares of our Common Stock as of April 21, 2008. For a description of beneficial ownership, see the “Security Ownership of Management and Certain Beneficial Owners” section, and the footnotes thereto, included in this proxy statement.

Joseph E. Robert, Jr. Chairman of the Board of Directors and Chief Executive Officer since 2004 2,477,790 shares of our Common Stock beneficially owned Age: 56	Joseph E. Robert, Jr. has been our chairman and chief executive officer since 2004, and is the founder, chairman and chief executive officer of J.E. Robert Company. He is responsible for establishing the strategic direction of the firm and developing and managing key relationships for deal origination and capital sourcing. Mr. Robert served as vice chairman of the board of the National Realty Committee, was a member of its executive committee and is a founding member of the Real Estate Roundtable. He is chairman of the Washington Scholarship Fund. He serves on the National Board of Advisors of Children’s Scholarship Fund and on the Policy Advisory Board of the Fisher Center of Real Estate and Urban Economics of the University of California. Mr. Robert is a member of the international advisory board of EuroHypo, a German based commercial mortgage bank.

Keith W. Belcher Vice Chairman of the Board of Directors and Executive Vice President since 2004 30,000 shares of our Common Stock beneficially owned Age: 48	Keith W. Belcher is a managing director of J.E. Robert Company and our manager, and has been vice chairman of our Board of Directors and our executive vice president since 2004. Mr. Belcher also serves on our investment committee. Mr. Belcher joined J.E. Robert Company in 1991. Mr. Belcher is responsible for all commercial mortgage backed securities (“CMBS”) acquisitions made by J.E. Robert Company and performs the same function for us. He also oversees the asset management of the underlying assets in CMBS issuances assigned to J.E. Robert Company as special servicer. Previously, Mr. Belcher managed J.E. Robert Company’s asset management contracts with the RTC, which exceeded $3.5 billion in asset value. Mr. Belcher holds a B.B.A. degree in finance and a B.A. degree in economics from Southern Methodist University.

Mark S. Weiss Director since 2007 and President since 2006 130,000 shares of our Common Stock beneficially owned Age: 47	Mark S. Weiss is a managing director of J.E. Robert Company, president of our manager and also serves as our president. Mr. Weiss joined J.E. Robert Company in 2006. Mr. Weiss also serves on our investment committee. He has primary responsibility for subordinate real estate debt opportunities, commercial mortgage backed securities, loan origination activities, capital sourcing and, together with Mr. Robert, setting the strategic direction of the Company. Prior to joining us, Mr. Weiss spent 16 years at Goldman Sachs, most recently as a managing director for commercial and residential mortgage originations and securitizations. Mr. Weiss received a B.A. in Economics and Math from Dartmouth College and an M.B.A. from the Wharton School of the University of Pennsylvania.

Daniel J. Altobello Director since 2004 8,000 shares of our Common Stock beneficially owned Age: 67	Daniel J. Altobello has been a director since 2004. Since 1991, Mr. Altobello has been chairman of Altobello Family LP. Mr. Altobello also served as chairman of the board of Onex Food Services, Inc., the parent corporation of Caterair International, Inc. and LSG/SKY Chefs from 1995 to 2001. From 1989 to 1995, Mr. Altobello was the chairman, chief executive officer and president of Caterair International Corporation. He currently serves on the board of directors of MESA Air Group, Diamond Rock Hospitality Trust and Friedman, Billings, Ramsey Group, Inc. In addition, Mr. Altobello serves on the boards of directors for a number of non-public entities, including the Advisory Board of Thayer Capital Partners. Mr. Altobello holds a B.A. degree from Georgetown University and an M.B.A. from Loyola College in Maryland.

Peter D. Linneman Director since 2004 12,000 shares of our Common Stock beneficially owned Age: 57	Peter D. Linneman has been a director since 2004. Dr. Linneman is the Albert Sussman Professor of Real Estate, Finance and Public Policy at the Wharton School of Business, the University of Pennsylvania. A member of Wharton’s faculty since 1979, Dr. Linneman served as the founding chairman of Wharton’s real estate department, the director of Wharton’s Zell-Lurie Real Estate Center for 13 years and the founding co-editor of The Wharton Real Estate Review. Dr. Linneman is currently the principal of Linneman Associates. He serves on the board of directors of Equity One, Inc., the Crosland Group and Sunbelt Management. Dr. Linneman holds a Ph.D. in economics from the University of Chicago.

W. Russell Ramsey Director since 2004 91,300 shares of our Common Stock beneficially owned Age: 48	W. Russell Ramsey has been a director since 2004. He is also the chairman and chief executive officer of Ramsey Asset Management, a hedge fund manager based in the Washington, D.C.-area, which he founded in 2001. Prior to 2001, Mr. Ramsey was president and co-chief executive officer of Friedman, Billings, Ramsey Group, Inc., which he co-founded in 1989. He is also on the National Geographic Society’s Council of Advisors, and serves as chairman of The George Washington University’s board of trustees. He received a B.S. in Business Administration from The George Washington University.

Frank J. Caufield Director since 2004 191,333 shares of our Common Stock beneficially owned Age: 68	Frank J. Caufield has been a director since 2004. He is a co-founder of Kleiner Perkins Caufield & Byers (“KPCB”). KPCB is one of the largest and most prominent venture capital firms in the United States. Since 1978, it has invested in over 250 companies that today have revenues of over $150 billion and employ over 300,000 people. Mr. Caufield has served on the boards of Quantum Corporation, Caremark, Inc., Megabios, Verifone, Inc., Wyse Technology, Quickturn Corporation, and AOL, Inc., as well as many other private and public companies. He also served as the chairman of the Child Abuse Prevention Society of San Francisco. He is currently the lead independent director of Time Warner. He also serves as a director of The U.S. Russia Investment Fund, Refugees International, the Council on Foreign Relations and the San Francisco Film Society. Prior to the formation of KPCB, Mr. Caufield was a general partner and manager of Oak Grove Ventures, a venture capital partnership located in Menlo Park, California. He is a past president of both the Western Association of Venture Capitalists and the National Venture Capital Association. Mr. Caufield is a graduate of the United States Military Academy and holds an M.B.A. from the Harvard Business School.

James V. Kimsey Director since 2004 186,000 shares of our Common Stock beneficially owned Age: 68	James V. Kimsey has been a director since 2004. Mr. Kimsey is the Founding CEO of America Online, Inc. In 1996, he became AOL chairman emeritus and turned his energies to new challenges in business, philanthropy and personal diplomacy through the creation of the Kimsey Foundation. He currently holds a presidential appointment to the Kennedy Center Board of Trustees and is chairman of the International Commission on Missing Persons. He is a member of the board of directors of Thayer Capital, the American Film Institute, Innisfree, the JFK Center for Performing Arts, the Washington Scholarship Fund, the International Crisis Group, and the US Russia Investment Fund, as well as civic and charitable organizations. He serves on the Executive Committee of the Washington National Opera and the National Symphony. Mr. Kimsey is a graduate of the United States Military Academy.

Dwight L. Bush Director-Nominee 0 shares of our Common Stock beneficially owned Age: 51	Dwight L. Bush has been nominated to be a director of our company by our board of directors. Mr. Bush is currently managing partner of D. L. Bush & Associates, a financial advisory and investment firm. He formerly served as chairman, president and CEO of Urban Trust Bank, an affiliate of the RLJ Companies. Mr. Bush has nearly 30 years of corporate banking, private equity, mergers and acquisition, and strategic financial management experience. His career includes roles as a financial transaction professional and as a corporate officer. Mr. Bush was also a principal at Stuart Mill Capital, LLC. Prior to joining Stuart Mill Capital, Mr. Bush was vice president, corporate development and chief credit officer for Sallie Mae. Mr. Bush joined Sallie Mae after a 15 year career at The Chase Manhattan Bank where he worked in a variety of capacities before departing as a managing director in 1994. Mr. Bush is a member of the Board of Directors of EntreMed, Inc. Among other things, Mr. Bush is also a member of the Boards of Trustees of the GAVI Fund, Cornell University and The National Symphony Orchestra.

Determination of Director Independence

On March 4, 2008, the Board of Directors affirmatively determined that Messrs. Altobello, Linneman, Ramsey, Caufield and Bush are “independent” under Section 303A of the NYSE listing standards. The NYSE rules require that at least a majority of the directors serving on the Board of Directors must be independent directors and that the Nominating and Corporate Governance Committee, the Compensation Committee and the Audit Committee of the Board of Directors consist entirely of independent directors. For a director to be considered independent, the Board of Directors must determine that the director does not have any direct or indirect material relationship with the Company. In determining director independence, the Board of Directors reviewed, among other things, whether any transactions or relationships exist currently or, since our incorporation existed, between each director and the Company and its subsidiaries, affiliates and equity investors or independent registered public accounting firm. In particular, the Board of Directors reviewed current or recent business transactions or relationships or other personal relationships between each director and the Company, including such director’s immediate family and companies owned or controlled by the director or with which the director was affiliated. The purpose of this review was to determine whether any such transactions or relationships failed to meet any of the objective tests promulgated by the NYSE for determining independence or were otherwise sufficiently material as to be inconsistent with a determination that the director is independent.

In addition, the Board of Directors annually reviews all commercial and charitable relationships of directors.

Whether directors meet these independence tests will be reviewed and will be made public annually prior to their standing for re-election to the Board of Directors. The Board of Directors may determine, in its discretion, that a director is not independent notwithstanding qualification under the categorical standards. The Board of Directors has determined that each of Messrs. Altobello, Linneman, Ramsey, Caufield and Bush are independent for purposes of NYSE Rule 303A and each such director has no material relationship with the Company other than in connection with his service as a director, if applicable.

Statement on Corporate Governance

Overview. We emphasize the importance of professional business conduct and ethics through our corporate governance initiatives. Our Board of Directors consists of a majority of independent directors (in accordance with the rules of the NYSE). Our Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee are each composed exclusively of independent directors.

The Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics that applies to all employees of J.E. Robert Company who provide services to us, and each of our directors and officers, including our principal executive officer and principal financial officer. The purpose of the Code of Business Conduct and Ethics is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in public communications and reports and documents that the Company files with, or submits to, the SEC, compliance with applicable governmental laws, rules and regulations, accountability for adherence to the code and the reporting of violations thereof.

The Company has also adopted a Code of Ethics for Principal Executive Officers and Senior Financial Officers which sets forth specific policies to guide the Company’s senior officers in the performance of their duties. This code supplements the Code of Business Conduct and Ethics described above.

Our internet address is http://www.jer.com. We make available, free of charge through a link on our site, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to such reports, if any, as filed with the SEC as soon as reasonably practicable after such filing. Our site also contains our Code of Business Conduct and Ethics, Code of Ethics for senior officers, Corporate Governance Guidelines, and the charters of the Audit Committee, Nominating and Corporate Governance Committee and Compensation Committee of our Board of Directors. You may also obtain these documents in print by writing the Company at 1650 Tysons Blvd, Suite 1600, McLean, Virginia 22102, Attention: Investor Relations. We have filed our 2007 Domestic Company Section 303A CEO Certification with the NYSE without any qualifications. Our Sarbanes-Oxley Section 302 Certification was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2007.

Board and Committee Meetings

During the year ended December 31, 2007, our Board of Directors held six meetings. Other than Messrs. Kimsey and Caufield, no director attended fewer than 75 percent of all meetings of our Board of Directors or the committees on which such director served. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee is governed by a written charter adopted by our Board of Directors. During 2007, the Audit Committee met five times, the Compensation Committee met once and the Nominating and Corporate Governance Committee met twice. Although director attendance at our annual meeting each year is encouraged, we do not have an attendance policy for such meeting. Messrs. Robert, Belcher, Altobello and Weiss attended our 2007 annual meeting.

Audit Committee. The members of the Audit Committee are Messrs. Altobello (chairman), Ramsey and Linneman, each an independent director (in accordance with the rules of the NYSE). The Board of Directors has determined that each member of the Audit Committee is financially literate. The Board of Directors has determined that Mr. Altobello qualifies as an “Audit Committee Financial Expert” as defined by the rules of the SEC. Actions taken by the Audit Committee are reported to the Board of Directors, usually at its next meeting.

The purpose of the Audit Committee is to provide assistance to the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries, including, without limitation, assisting the Board of Directors’ oversight of (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the Company’s independent registered public accounting firm’s qualifications and independence; and (d) the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function. The Audit Committee is responsible for pre-approval of audit and, subject to de minimis exceptions, permitted non-audit services.

Compensation Committee. The members of the Compensation Committee are Messrs. Kimsey (chairman), Caufield and Altobello, each an independent director (in accordance with the rules of the NYSE). It is responsible for overseeing the annual review of the Management Agreement (as described below), to administer and approve the grant of awards under any incentive compensation plan, including any equity-based plan, of the Company, to make recommendations to the Board of Directors regarding director compensation and to prepare reports to be included in the Company’s public filings as required by the rules of the SEC. In 2007, the Compensation Committee conducted its annual review of the Management Agreement after which it advised the full Board of Directors that, in its view, there was no contractual basis for the independent directors to recommend a termination of the Management Agreement and that the management fees earned by the manager are fair.

Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee (the “Nominating/Governance Committee”) are Messrs. Linneman (chairman), Ramsey and Kimsey, each an independent director (in accordance with the rules of the NYSE). The functions of the Nominating/Governance Committee include the following: (a) recommending to the Board of Directors individuals qualified to serve as directors of the Company and on committees of the Board of Directors; (b) advising the Board of Directors with respect to board composition, procedures and committees; (c) advising the Board of Directors with respect to the corporate governance principles applicable to the Company; and (d) overseeing the evaluation of the Board of Directors.

The Nominating/Governance Committee, as required by the Company’s By-Laws, will consider director candidates recommended by stockholders. In considering candidates submitted by stockholders, the Nominating/Governance Committee will take into consideration the needs of the Board of Directors and the qualifications of the candidate and may take into consideration the number of shares held by the recommending stockholder and the length of time that such shares have been held.

Non-Management Directors. As required by the NYSE’s Corporate Governance Standards, our non-management directors meet regularly in executive session without any members of management present. Mr. Daniel J. Altobello presides at such regularly scheduled executive sessions of the non-management directors.

Director Nomination Procedures

The Company’s By-Laws provide certain procedures that a stockholder must follow to nominate persons for election to the Board of Directors. Nominations for director at an annual stockholder meeting must be submitted in writing to the Company’s Secretary at JER Investors Trust Inc., 1650 Tysons Blvd, Suite 1600, McLean, Virginia 22102. The Secretary must receive notice of a stockholder’s intention to introduce a nomination at an annual stockholders meeting (together with certain required information set forth in the Company’s By-Laws) at least 90 days (but not more than 120 days) before the first anniversary of the date on which the notice for the preceding year’s annual meeting was mailed (the “Preceding Year’s Mailing Date”). However, if you receive notice for an annual meeting which is dated more than 30 days earlier or later than the first anniversary of the Preceding Year’s Mailing Date, the Secretary of the Company must receive such notice not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of: (a) 90 days before the mailing date of the notice for such meeting or (b) the tenth day following the day on which disclosure of the mailing date of the notice for such meeting is first made.

The Nominating/Governance Committee will identify potential nominees by asking current directors and executive officers to notify the Nominating/Governance Committee if they become aware of suitable candidates. The Nominating/Governance Committee also may, from time to time, engage firms that specialize in identifying director candidates. As described above, the Nominating/Governance Committee will also consider candidates recommended by stockholders.

The Nominating/Governance Committee believes that the qualifications for serving as a director of the Company are possession, taking into account such person’s familiarity with the Company, of such knowledge, experience, skills, expertise, integrity and diversity as would enhance the Board of Directors’ ability to manage and direct the affairs and business of the Company, including, when applicable, the ability of committees of the Board of Directors to fulfill their duties and/or to satisfy any independence requirements imposed by law, regulation or NYSE listing requirements.

Stockholder and Interested Party Communications with Directors

The Company provides the opportunity for stockholders and other interested parties to communicate with the members of the Board of Directors, the presiding director or with the non-management directors as a group. Stockholders and other interested parties can contact the Board of Directors, the presiding director or the non-management directors as a group to provide comments, to report concerns, or to ask a question, at the following address:

The Board of Directors of JER Investors Trust Inc.

c/o Mr. Daniel T. Ward, Secretary

1650 Tysons Blvd, Suite 1600

McLean, Virginia 22102

Stockholder Proposals for 2009 Annual Meeting

Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Such stockholder proposals will be eligible for consideration for inclusion in the proxy statement for the 2009 Annual Meeting of Stockholders if they are received by the Company on or before November 28, 2008.

In order for a stockholder proposal submitted outside of Rule 14a-8 to be considered “timely” within the meaning of Rule 14a-4(c), the Secretary of the Company must receive the proposal (together with certain required information set forth in the Company’s By-Laws) at least 90 days (but not more than 120 days) before the Preceding Year’s Mailing Date. However, if you receive notice for an annual meeting which is dated more than 30 days earlier or later than the first anniversary of the Preceding Year’s Mailing Date, the Secretary of the Company must receive the proposal not earlier than the 120th day prior to the date of mailing of the notice for such annual meeting and not later than the close of business on the later of: (a) 90 days before the mailing date of the notice for such meeting or (b) the tenth day following the day on which disclosure of the mailing date of the notice for such meeting is first made.

Assuming that the 2008 annual stockholder meeting occurs on May 29, 2008 and the 2009 annual stockholder meeting occurs within 30 days of May 29, 2009, the timeline for submitting stockholder proposals for inclusion in our 2009 definitive proxy statement would be between January 29, 2009 and February 28, 2009. Any stockholder proposal not submitted between January 29, 2009 and February 28, 2009 would be considered untimely. Any proposal should be submitted in writing to the Company’s Secretary at JER Investors Trust Inc., 1650 Tysons Blvd, Suite 1600, McLean, Virginia 22102.

AUDIT COMMITTEE REPORT

Report of the Audit Committee

In accordance with, and to the extent permitted by the rules of the Securities and Exchange Commission (the “SEC”), the information contained in the following Report of the Audit Committee shall not be incorporated by reference into any of the Company’s future filings made under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended.

We operate under a written charter approved by the Board of Directors, consistent with the corporate governance rules issued by the SEC and the NYSE. Our charter is available on the Company’s website at http://www.jer.com.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate in accordance with generally accepted accounting principles. Management has the primary responsibility for the financial statements and the financial reporting process including the system of internal controls. The independent registered public accounting firm is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management the audited financial statements in the annual report to stockholders.

The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement of Auditing Standards 61, as modified or supplemented, other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission, and other applicable regulations, including the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independent Standards Board Standard No. 1, as modified or supplemented, and has discussed with the independent registered public accounting firm their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors agreed) that the audited financial statements be included in the annual report on Form 10-K for the year ended December 31, 2007 for filing with the SEC. The Audit Committee and the Board of Directors also have recommended, subject to stockholder approval, the selection of the Company’s independent registered public accounting firm for fiscal year 2008.

THE AUDIT COMMITTEE

Daniel J. Altobello

W. Russell Ramsey

Peter D. Linneman

EXECUTIVE OFFICERS

The following table shows the names and ages of our present executive officers and the positions held by each individual. A description of the business experience of each for at least the past five years follows the table.

Name	Age	Position With Us
Joseph E. Robert, Jr.	56	Chief Executive Officer and Chairman of the Board of Directors

Keith W. Belcher	48	Vice Chairman of the Board of Directors and Executive Vice President

Mark S. Weiss	47	President

Tae-Sik Yoon	40	Executive Vice President

J. Michael McGillis	46	Chief Financial Officer, Vice President and Treasurer

Kenneth D. Krejca	37	Vice President

Daniel T. Ward	50	Secretary

For information regarding Messrs. Robert, Belcher and Weiss, see the “Information Concerning Directors and the Director Nominees” section of this proxy statement.

Tae-Sik Yoon is a managing director and chief financial officer of J.E. Robert Company and our manager and also serves as our executive vice president. Mr. Yoon also serves on our investment committee. Mr. Yoon joined J.E. Robert Company in 1999. He has primary responsibility for risk and portfolio management, capital markets (debt and equity) and finance and accounting for J.E. Robert Company. From 1989 to 1991, and then again from 1997 to 1999, Mr. Yoon worked in the real estate investment banking group of Morgan Stanley & Co. in New York City and Los Angeles, CA, and from 1994 to 1997 was a corporate attorney at the law firm of Williams & Connolly in Washington, D.C. Mr. Yoon received a B.A. degree in biology from the Johns Hopkins University and a J.D. degree from Harvard Law School. He is a member of the bars of Washington, D.C., the State of Maryland and the United States Patent & Trademark Office.

J. Michael McGillis is our chief financial officer, vice president and treasurer. He is responsible for the finance and accounting functions of our business. Mr. McGillis joined J.E. Robert Company in 2006 from Freddie Mac, where he was a vice president in finance from 2003 to 2006. Prior to Freddie Mac, Mr. McGillis was the chief financial officer of Starcom Holdings/Constar International from 1999 to 2003. He has also worked in chief financial officer, portfolio management, corporate finance and audit capacities at AEW Capital Management/Copley Real Estate Advisors, Robertson Ceco Corporation and PricewaterhouseCoopers. He has over 20 years of diverse experience involving real estate and corporate valuations, acquisitions, sales and financing as well as financial reporting, operations and administration in both public and private companies. Mr. McGillis holds a B.S. in Business Administration from Northeastern University and is a Certified Public Accountant.

Kenneth D. Krejca is a director of J.E. Robert Company and our manager and also serves as our vice president. Mr. Krejca’s primary responsibilities include sourcing, underwriting and managing CMBS investments for us. Before joining J.E. Robert Company, from 1996 to 2004, Mr. Krejca was a director in Bank One’s CMBS investment group. In his capacity as a director, Mr. Krejca has been involved in all facets of the CMBS investment process, including originating, underwriting, syndicating and managing loan pools. Mr. Krejca has over nine years experience in subordinate CMBS investments. Mr. Krejca holds a B.S. degree in accounting from DePaul University.

Daniel T. Ward is a managing director and general counsel of J.E. Robert Company and our manager and our secretary. Mr. Ward joined J.E. Robert Company in 1991. Mr. Ward is responsible for all legal matters involving investment structuring, document negotiation and transaction closings and capital raising activities for J.E. Robert Company. Mr. Ward holds a B.S. degree in accounting from Villanova University and a J.D. degree from The National Law Center, George Washington University. Mr. Ward is a member of the Washington, D.C. Bar.

COMPENSATION DISCUSSION & ANALYSIS

The following discussion and analysis should be read in conjunction with the information presented in the compensation tables, the footnotes to those tables and the related disclosures appearing elsewhere in this proxy statement. This discussion contains forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that we adopt may differ materially from currently planned programs as summarized in this discussion.

This Compensation Discussion & Analysis relates primarily to the compensation we pay to our Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers for 2007 (the “Covered Executives”), although certain of the information provided herein relates to compensation paid to all of our executive officers.

Overview

We are externally managed and advised by JER Commercial Debt Advisors LLC, which we refer to in this section as “our manager,” an affiliate of J.E. Robert Company. JER Commercial Debt Advisors was formed in April 2004 for the sole purpose of managing us.

We and our manager have no employees. Each of our executive officers is also a non-employee officer of our manager and employed by J.E. Robert Company. We are party to a management agreement with our manager, dated as of June 4, 2004 (as amended, the “Management Agreement”), pursuant to which our manager provides for the day-to-day management of our operations. We rely on the facilities, resources and personnel of J.E. Robert Company to conduct our operations, including providing us with our executive officers through our manager pursuant to our services agreement with J.E. Robert Company. See “Services Agreement with J.E. Robert Company” below.

Because our Management Agreement provides that our manager assumes principal responsibility for managing our affairs, our executive officers do not receive a salary or bonus from us for serving as our executive officers. However, in their capacities as officers or employees of J.E. Robert Company, they devote such portion of their time to our affairs as is required for the performance of the duties of our manager under the Management Agreement. The following table lists our executive officers and the positions they have with JER Commercial Debt Advisors, our manager, and J.E. Robert Company.

Officer of JER Investors Trust Inc.	Position at JER Commercial Debt Advisors	Position at J.E. Robert Company
Joseph E. Robert, Jr. Chairman and Chief Executive Officer	Chairman and Chief Executive Officer	Chairman and Chief Executive Officer

Keith Belcher Vice Chairman and Executive Vice President	Managing Director	Managing Director

Mark S. Weiss President	President	Managing Director

Tae-Sik Yoon Executive Vice President	Chief Financial Officer and Managing Director	Chief Financial Officer and Managing Director

J. Michael McGillis Chief Financial Officer, Vice President and Treasurer	Chief Financial Officer—Investments and Director	Chief Financial Officer—Investments and Director

Kenneth Krejca Vice President	Director	Director

Daniel T. Ward Secretary	Managing Director and General Counsel	Managing Director and General Counsel

All of our executive officers receive their cash compensation, including base salaries and bonuses, from J.E. Robert Company. Our manager and J.E. Robert Company have informed us that, because the services performed by our executive officers are not performed exclusively for us, they cannot segregate and identify that portion of the compensation awarded to, earned by or paid to our executive officers by J.E. Robert Company that relates solely to their services to us.

In addition to the compensation provided to our executive officers by J.E. Robert Company, we have in the past, and may continue in the future, to provide our manager, our executive officers and certain other employees of J.E. Robert Company with awards granted pursuant to our Incentive Plan. A description of the material terms of the Incentive Plan may be found beginning on page 27.

During 2007, we granted certain key personnel, including certain of the Covered Executives, an aggregate of 124,500 restricted shares of Common Stock, subject to vesting over a period of three years. Please see “Long-Term Equity Incentives” beginning on page 17.

The Compensation Committee is composed of Messrs. Kimsey, Caufield and Altobello, with Mr. Kimsey acting as chairman. The principal functions of the Compensation Committee are to:

•	review the goals and objectives of our executive compensation plans;

•	administer our incentive plans and recommend any amendments or successor plans for stockholder approval;

•	review and approve grants of awards pursuant to any incentive plans and recommend such grants to the Board of Directors for final approval;

•	evaluate the performance of our executive officers;

•	evaluate the appropriate level of compensation for Board of Directors and committee service by non-employee directors;

•	review and approve any employment, severance or termination agreements that may be made with any executive officer;

•	review perquisites or other personal benefits, if any, to our executive officers; and

•	annually evaluate the goals and objectives of our Management Agreement, the fees payable pursuant to the Management Agreement and the performance of our manager.

Decisions on grants are ultimately made by the Compensation Committee and approved by the independent directors of the Board of Directors.

The Compensation Committee has the authority to engage compensation consultants to assist with setting executive officer equity compensation pursuant to our Incentive Plan. The Compensation Committee has retained Frederic W. Cook & Co., Inc. as a compensation consultant (the “Compensation Consultant”) to advise it on a variety of compensation related issues. The Compensation Consultant reports directly to the chairman of the Compensation Committee and does not perform any services for management unless requested by the chairman of the Compensation Committee. The Compensation Consultant receives no compensation from the Company other than for its work in advising the Compensation Committee, and maintains no other economic relationships with the Company. In addition, the Company itself has engaged The Schonbraun McCann Group as a compensation consultant.

In 2007, the Compensation Consultant conducted a competitive review of the Company’s compensation program for non-employee directors, reviewed competitive equity compensation practices among relevant peer companies, recommended the design of equity grants to key personnel, conducted a competitive analysis of the terms of our management agreement relative to market standards, established a framework for the Compensation Committee’s evaluation of the performance of our manager, reviewed and recommended changes to our Compensation Committee charter, and reviewed and recommended amendments to our Incentive Plan.

Compensation Philosophy and Objectives

The objectives of our compensation program are to:

•

reinforce the long-term commitment to our success of our manager and the directors, consultants, executive officers and certain other employees of J.E. Robert Company who are or will be responsible for such success;

•	facilitate the ownership of our stock by these persons by aligning their interests with those of our stockholders; and

•	benefit our stockholders by encouraging high levels of performance by persons whose performance is a key element in achieving our continued success.

We have established the Incentive Plan in order to achieve these goals. As noted above, our Compensation Committee is determining only the equity-based compensation to be awarded to our non-employee officers, who are employed by, and receive cash compensation from, J.E. Robert Company.

Compensation Setting Process

The Compensation Committee annually determines the extent of our equity award grants. In making such determinations, the Compensation Committee reviews and considers (1) recommendations of our manager, (2) industry and market conditions and the Company’s future objectives and challenges, (3) advice from its

Compensation Consultant and (4) compensation structure and amounts paid by comparable companies. The Compensation Committee believes the grants of equity awards for fiscal year 2007 were reasonable, appropriate and consistent with the Company’s compensation philosophy and principles.

Long-Term Equity Incentives

In 2007, our stockholders approved our current Incentive Plan, as amended. Pursuant to the provisions of the Incentive Plan, our Compensation Committee has the authority to (i) administer the Incentive Plan, (ii) interpret the Incentive Plan and (iii) grant shares of our Common Stock, stock options, stock appreciation rights, restricted stock, performance awards, outperformance awards and other stock or performance-based awards to our manager, non-officer directors, consultants, our executive officers and other personnel. The Company believes that its Incentive Plan aligns the interest of its management and personnel, on the one hand, and its stockholders, on the other, in that it incentivizes Company management and personnel to achieve strong returns for stockholders.

On April 1, 2007, certain key personnel, including certain of our executive officers and other employees of J.E. Robert Company, were awarded an aggregate of 124,500 restricted shares of Common Stock, subject to vesting over a period of three years. Half of these restricted shares vest over the three-year period, subject to continued employment with J.E. Robert Company, and the remainder vest only if certain performance targets are met on each of March 31, 2008, March 31, 2009 or March 31, 2010 (each, an “Employee Performance Vesting Date”). If the performance targets are not met in a given year, but are subsequently achieved on a cumulative basis from the grant date to the next vesting date, the employee will vest in the shares that did not vest previously. The performance goals for the 2007 awards relate to the Company’s cumulative return to holders of our Common Stock over the applicable performance period. The performance goals are based on a performance target of total stockholder return of 13% per annum based on an initial stock price of $19.11 per share, which represents the average closing price of our Common Stock on the NYSE during the final week of March 2007.

The table below sets forth the number of shares of restricted Common Stock granted under the Incentive Plan to the Covered Executives in April 2007. Further information concerning these awards is set forth below at the table “Grants of Plan-Based Awards for 2007.”

Covered Executives	Number of Restricted Shares Received
Joseph E. Robert, Jr.	0
J. Michael McGillis	7,500
Mark S. Weiss	40,000
Tae-Sik Yoon	15,000
Keith Belcher	10,000

Tax and Accounting Implications

In general, Section 162(m) of the Internal Revenue Code, denies a deduction for compensation in excess of $1.0 million paid to certain executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. We intend that the Incentive Plan and awards granted under the Incentive Plan be administered so that none of the compensation paid thereunder will be non-deductible under Section 162(m).

We account for stock-based compensation awards for non-employees (awards issued to our manager, and employees of affiliates of our manager) in accordance with EITF Issue No. 96-18 (EITF 96-18) “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services” based on the definition of an employee in SFAS No. 123R, “Share-Based Payments,” (“FAS 123R”). EITF 96-18 established accounting requirements using a fair-value based method of accounting for stock-based non-employee compensation plans. Compensation expense related to these non-employee awards is initially measured at fair value at the grant date, remeasured at subsequent dates to the extent the awards are unvested, and amortized into expense over the requisite service period on a straight-line basis.

The fair value of stock options granted for the year ended December 31, 2007 was estimated on December 31, 2007 using the Black-Scholes option pricing model adjusted to consider dividends.

Summary Compensation Table

The following table sets forth summary information concerning the compensation expense recognized by the Company for each of our Covered Executives for the Company’s fiscal years 2007 and 2006.

Name and Principal Position	Year	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)
Joseph E. Robert, Jr.	2007	$—	$—	$—
Chairman and Chief Executive Officer	2006	$—	$—	$—

J. Michael McGillis	2007	$10,854	$—	$10,854
Chief Financial Officer, Vice President and Treasurer	2006	$—	$—	$—

Mark S. Weiss	2007	$81,141	$8,041	$73,100
President	2006	$108,065	$23,101	$131,166

Tae-Sik Yoon	2007	$21,707	$—	$21,707
Executive Vice President	2006	$—	$—	$—

Keith Belcher	2007	$14,471	$—	$14,471
Executive Vice President	2006	$—	$—	$—

(1)	The amount reported in this column reflects the dollar amount recognized for financial statement purposes for the fiscal year ended December 31, 2007, in accordance with EITF 96-18. Assumptions used in the calculation of this amount are included in Footnote 13 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

Grants of Plan-Based Awards for 2007

The following table discloses information concerning equity-based grants made to our Covered Executives during 2007 pursuant to the Incentive Plan.

Name	Grant Date	Approval Date	Estimated Future Payouts Under Equity Incentive Plan Awards- Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Stock Awards ($)(2)
Joseph E. Robert, Jr.	4/1/07	4/1/07	—	—	—
J. Michael McGillis	4/1/07	4/1/07	3,750	3,750	142,650
Mark S. Weiss	4/1/07	4/1/07	20,000	20,000	760,800
Tae-Sik Yoon	4/1/07	4/1/07	7,500	7,500	285,300
Keith Belcher	4/1/07	4/1/07	5,000	5,000	190,200

(1)	The amounts reported in this column reflect the 72,500 restricted shares granted to Covered Executives that vest pursuant to the terms described above under “Long-Term Equity Incentives.”

(2)	Represents the aggregate grant date fair value of the restricted shares for each award. The fair value of the restricted stock issued under the Incentive Plan is based on the market value of the awards on the grant date. The aggregate market value of these shares awarded on April 1, 2007 to the Covered Executives was approximately $1.4 million. The aggregate fair value of these shares as of December 31, 2007, based on the closing price of the stock as of December 31, 2007 ($10.77 per share) for time based awards and the estimated fair value of performance based awards ($0.91 per share) derived using a Monte Carlo simulation analysis, in accordance with EITF 96-18, was $0.4 million.

Outstanding Equity Awards at Fiscal Year-End 2007

The table below sets forth information concerning the equity awards held by all Covered Executives pursuant to the Incentive Plan as of December 31, 2007.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Estimated Fair Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
	Exercisable	Unexercisable
Joseph E. Robert, Jr.	—	—	—	N/A	N/A	—	—	—	—
J. Michael McGillis	—	—	—	N/A	N/A	3,750	40,388	3,750	40,388
Mark S. Weiss	15,000	60,000	75,000	17.75	5/30/16	44,000	473,880	50,000	538,500
Tae-Sik Yoon	—	—	—	N/A	N/A	7,500	80,775	7,500	80,775
Keith Belcher	—	—	—	N/A	N/A	5,000	53,850	5,000	53,850

Subject to certain conditions, the stock options and shares of restricted stock granted to the Covered Executives under the Incentive Plan vest over a period of three or five years, depending on the grant. Certain of these restricted shares and stock options vest over the requisite service period and the remainder are subject to the achievement of certain performance targets, including the Company achieving certain financial performance goals or objectives. See “—Long-Term Equity Incentives” on page 17 for more detail on the terms of the awards granted during 2007.

Upon joining the Company during 2006, our president, Mark S. Weiss, was awarded 60,000 shares of restricted Common Stock and an option to purchase 150,000 shares of Common Stock. Both grants were made under the Incentive Plan as a means of immediately linking Mr. Weiss’s future success as president of the Company with the goals of our stockholders.

The terms of Mr. Weiss’s initial restricted stock award are as follows:

•	30,000 shares of restricted stock have vested or will vest, subject to continued employment with J.E. Robert Company, in five equal annual installments of 6,000 shares, starting on June 30, 2007; and

•

30,000 shares of restricted stock will vest as follows, subject to continued employment with J.E. Robert Company: 6,000 vest on June 30, 2009, 6,000 vest on June 30, 2010, and 18,000 vest on June 30, 2011, only upon achievement of either of the following: (i) if a performance target of total stockholder return of at least 16% per annum is met based on an initial stock price of $15.485 per share, which represents the average closing price of our Common Stock on the NYSE during the months of May and June 2006, or (ii) the Company has a net return on equity of greater than 13% per annum on a cumulative compounded basis since July 1, 2006.

If the performance targets are not met for June 30, 2009, June 30, 2010 or June 30, 2011 (each, a “Performance Vesting Date”) such that a portion of the award subject to achieving the performance targets does not vest on such Performance Vesting Date (a “Missed Performance Tranche”), but Mr. Weiss remains employed with J.E. Robert Company through a subsequent Performance Vesting Date as of which Performance Vesting Date the performance targets are satisfied, then Mr. Weiss will become vested in the prior Missed Performance Tranche(s) at such time.

The terms of the stock option award are as follows:

•	The exercise price is $17.75, which equals our initial public offering price and was above the closing price of our stock on the date of grant;

•	The options have ten-year terms;

•

Options to purchase 75,000 shares of Common Stock have vested or will vest, subject to continued employment with J.E. Robert Company, in five equal annual installments each representing 15,000 shares, starting on June 30, 2007;

•

Options to purchase 75,000 shares of Common Stock will vest as follows, subject to continued employment with J.E. Robert Company: options representing 15,000 shares vest on June 30, 2009, 15,000 shares vest on June 30, 2010, and 45,000 shares vest on June 30, 2012, only upon achievement of either of the following: (i) if a performance target of total stockholder return of at least 16% per annum is met based on an initial stock price of $15.485 per share, which represents the average closing price of our Common Stock on the NYSE during the months of May and June 2006, or (ii) the Company has a net return on equity of greater than 13% per annum on a cumulative compounded basis since July 1, 2006.

If the performance targets are not met for a Performance Vesting Date such that a portion of the award subject to achieving the performance targets does not vest on such Performance Vesting Date, but Mr. Weiss remains employed with J.E. Robert Company through a subsequent Performance Vesting Date as of which Performance Vesting Date the performance targets are satisfied, then Mr. Weiss will become vested in the prior Missed Performance Tranche(s) at such time.

The performance goals for awards are based on the Company’s cumulative total return to holders of our Common Stock or the Company’s net return on equity, in either case, during the performance period.

Options Exercised and Stock Vested

The following table sets forth the number of shares of our Common Stock acquired upon the vesting of stock awards during the year ended December 31, 2007 and the value realized upon vesting. No options were exercised during 2007.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Mark S. Weiss	6,000	$90,000

(1)	The amount reported in this column is based on the closing stock price on the day the shares vested.

Independent Director Compensation

The following table sets forth the compensation amounts paid by us during the year ended December 31, 2007 to independent directors who served on our board during 2007. We account for stock-based compensation for our non-employee directors in accordance with FAS 123R. Non-employee directors are deemed to be employees for the purposes of applying FAS 123R, which established accounting requirements using a fair-value based method of accounting for stock-based employee compensation plans. Compensation expense for our independent directors related to grants of stock, stock options and other equity instruments is recognized over the vesting period of such grants and is based on the estimated fair value on the grant date.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Daniel J. Altobello	$79,720	$36,251	$115,971
Frank J. Caufield	$64,720	$36,251	$100,971
James V. Kimsey	$68,470	$36,251	$104,721
Peter D Linneman	$68,470	$36,251	$104,721
W. Russell Ramsey	$64,720	$36,251	$100,971

(1)	The amounts reported in this column reflects the dollar amount recognized for financial statement purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123R. Assumptions used in the calculation of this amount are included in Footnote 13 to the financial statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

The following table sets forth additional information concerning the equity awards as of December 31, 2007 held by independent directors who served on our board during 2007 (based on a price per share of our common stock of $18.79 as of May 31, 2007):

Name	Grant Date Fair Value of Equity Awards Granted in 2007 (per FAS 123R)	Aggregate Stock Awards Outstanding as of December 31, 2007 (#)
Daniel J. Altobello	$37,580	8,000
Frank J. Caufield	$37,580	8,000
James V. Kimsey	$37,580	8,000
Peter D Linneman	$37,580	8,000
W. Russell Ramsey	$37,580	8,000

Until July 1, 2007, we paid an annual director’s fee to each of our independent directors of $30,000 in quarterly installments. Effective July 1, 2007, we pay an annual director’s fee to each of our independent directors of $50,000. All members of our Board of Directors are reimbursed for their costs and expenses incurred in attending all meetings of our Board of Directors. We pay an annual fee of $10,000 to our Lead Director, the chairman of the Audit Committee of our Board of Directors and an annual fee of $5,000 to the chairman of any other committee of our Board of Directors. Fees to the independent directors may be paid by issuance of Common Stock at the discretion of our Board of Directors, based on the fair market value of such Common Stock at the date of issuance, rather than in cash.

Prior to 2008, we granted under our Incentive Plan automatic, annual restricted stock awards of 2,000 shares of our Common Stock on the first business day after our annual meeting of stockholders (or, in the absence of an annual meeting, such other date as determined by the Board of Directors) to each independent director who was on our Board of Directors at the time of such meeting. One half of the shares subject to each independent director’s annual restricted stock grant was fully vested on the date of grant, and the other half vests on the first anniversary of the date of grant, as long as the independent director was serving as a member of our Board of Directors on the first anniversary of the date of grant. All of the shares subject to each independent director’s annual restricted stock grant were or are subject to restrictions on transferability for a period of one year from the date of grant.

Commencing with our annual stockholders meeting in 2008, on the first business day after our annual stockholders meeting, each independent director will be paid an annual cash retainer of $50,000 and will be granted deferred stock units issued under the Incentive Plan having a fair market value of $50,000 as of the date of grant. One-half of the deferred stock units will vest as of the date of grant, and the remainder will vest on the first anniversary of the date of grant. The shares subject to such deferred stock unit grants will be paid to the applicable independent director six months after the director’s separation from service on our Board of Directors. An independent director who newly joins our Board of Directors will receive an initial grant of deferred stock units under the Incentive Plan having a fair market value of $50,000 upon attendance of his or her first Board of Directors meeting, the value to be pro-rated based on the number of months to be served from the date of the first such meeting to the next annual stockholders meeting, and subject to the same vesting schedule as applicable to annual grants. The number of shares subject to the deferred stock unit awards, whether annual grants or initial grants, will be determined by dividing $50,000 (or the pro-rated amount, if applicable) by the closing price of our Common Stock on the date of grant. All deferred stock units granted to our independent directors, vested or unvested, are eligible for cash dividend equivalents.

Employment Agreements and Potential Payments Upon Termination or Change in Control

We have not entered into any individual employment or severance agreements with any of our executive officers.

The potential payments upon termination or change in control as described herein relate to awards granted and agreements entered into as of December 31, 2007.

On June 30, 2006, we entered into a stock option agreement and a restricted stock agreement with Mr. Weiss. Pursuant to the stock option agreement and the restricted stock agreement, in the event that a change in control (as defined in the Incentive Plan) of the Company occurs during the term of Mr. Weiss’ employment with J.E. Robert Company and, as a result of such change in control, our manager ceases to serve as the manager of the Company or its successor, then (i) the portion of the stock options and restricted stock awards that are subject to vesting over five years subject to continued employment with J.E. Robert Company become immediately and fully vested as of the date of such change in control and (ii) the portion of the stock options and restricted stock awards that are subject to vesting based on the achievement of certain performance targets become immediately and fully vested if the performance targets would have been met if measured as of the date of such change in control.

With respect to other awards made to our Covered Executives, under the Incentive Plan, in the event that a change in control (as defined in the Incentive Plan) of the Company occurs during the executive officer’s term of employment with J.E. Robert Company and, as a result of such change in control, one or more of the following occurs: (i) our manager ceases to serve as the manager of the Company or its successor; (ii) the Company or its successor does not assume, convert or replace the awards; or (iii) the executive officer’s employment with J.E. Robert Company is (x) involuntarily terminated other than for willful misconduct (as defined in the applicable restricted stock agreement) or (y) terminated by the executive for good reason (as defined in the applicable restricted stock agreement), for each of (x) and (y) at any time during the 24 month period following the date of such change in control, then the portion of the restricted stock awards that are subject to vesting over three years subject to continued employment with J.E. Robert Company will become immediately and fully vested as of the date of such event and the portion of the restricted stock awards that are subject to vesting based on the achievement of certain performance targets will become immediately and fully vested if the performance target would have been met if measured on an annualized basis (including for up to the remaining vesting periods) as of the date of such event.

The table below sets forth the value of the outstanding equity awards held by our Covered Executives that would have vested as of December 31, 2007, assuming that a change in control and one of the other acceleration events described above had occurred on that date. Values have been calculated using the closing price of our Common Stock on December 31, 2007.

Covered Executives	Value of Vesting Stock Options ($)	Value of Vesting Restricted Stock Awards ($)
Joseph E. Robert, Jr.	$—	$—
J. Michael McGillis	$—	$40,388
Mark S. Weiss	$—	$473,880
Tae-Sik Yoon	$—	$80,775
Keith Belcher	$—	$53,850

Management Agreement Services

The Management Agreement requires our manager to oversee our business affairs in conformity with the policies and the investment guidelines that are approved and monitored by our Board of Directors. Our manager operates under the direction of our Board of Directors. Our manager is responsible for (i) our purchase and sale of real estate securities and other real estate-related assets, (ii) management of our real estate, including arranging for acquisitions, sales, financing, leases, maintenance and insurance, (iii) the purchase, sale and servicing of mortgages for us, and (iv) providing us with investment advisory services. Our manager is responsible for our day-to-day operations and performs (or causes to be performed) services and activities relating to our assets and operations as may be appropriate, including, without limitation, the following:

•	serving as our consultant with respect to formulation of investment criteria and preparation of policy guidelines by our Board of Directors;

•	counseling us in connection with policy decisions to be made by our Board of Directors;

•	investigating, analyzing and selecting potential investment opportunities for us;

•

making decisions concerning the evaluation, purchase, negotiation, structuring, monitoring, and disposition of our investments, including the accumulation of assets for securitization; however, the Board of Directors will review all investments where an affiliate or related party is involved. Additionally, from time to time the manager may present certain investments to the Board of Directors for approval either because of the size of the investment, the parties involved or some other term or feature of the investment;

•	evaluating, recommending and approving all decisions regarding any financings, securitizations, hedging activities or borrowings undertaken by us;

•	arranging for the issuance of mortgage backed securities from pools of mortgage loans or mortgage backed securities owned by us;

•	making available to us its knowledge and experience with respect to real estate, real estate related assets and real estate operating companies;

•

engaging and supervising, on our behalf and at our expense, independent contractors that provide real estate brokerage, legal, accounting, transfer agent, registrar and leasing services, master servicing, special servicing, mortgage brokerage, securities brokerage, banking, investment banking and other financial services and such other services as may be required relating to our investments or potential investments;

•	engaging and supervising, on our behalf and at our expense, other service providers to us; and

•

providing certain general management services to us relating to our day-to-day operations and administration (including, e.g., communicating with the holders of our equity and debt securities as required to satisfy the reporting and other requirements of any governing bodies or agencies and to maintain effective relations with these holders, causing us to qualify to do business in all applicable jurisdictions, complying with all regulatory requirements applicable to us in respect of our business activities, including preparing all financial statements required under applicable regulations and contractual undertakings and all reports and documents, if any, required under the Exchange Act, and causing us to comply with all applicable laws).

Our manager has not assumed any responsibility other than to render the services called for under the Management Agreement and is not responsible for any action of our Board of Directors in following or declining to follow its advice or recommendations. Our manager, its directors and its officers are not liable to us, any subsidiary of ours, our directors, our stockholders or any subsidiary’s stockholders for acts performed in accordance with and pursuant to the Management Agreement, except by reason of acts constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their duties under the Management Agreement. We have agreed to indemnify our manager and J.E. Robert Company, and their respective directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts not constituting bad faith, willful misconduct, gross negligence, or reckless disregard of their respective duties, performed in good faith in accordance with and pursuant to the Management Agreement and the related services agreement. Our manager has agreed to indemnify us, our directors and officers with respect to all expenses, losses, damages, liabilities, demands, charges and claims arising from acts of our manager not constituting bad faith, willful misconduct, gross negligence or reckless disregard of its duties under the Management Agreement. Our manager carries errors and omissions and other customary insurance.

J.E. Robert Company, through our manager, provides to us key personnel whose responsibility is to provide management services to us. These persons devote as much of their time to our management as our Board of Directors reasonably deems necessary and appropriate, commensurate with our level of activity.

Pursuant to a services agreement among us, our manager and J.E. Robert Company, J.E. Robert Company has agreed to provide our manager with the personnel, services and resources as needed by our manager to enable it to carry out its obligations and responsibilities under the Management Agreement. Pursuant to the Management Agreement, J.E. Robert Company is not liable to us or our manager for any acts or omissions performed in accordance with and pursuant to the agreement except by reason of acts constituting bad faith, willful misconduct, gross negligence or reckless disregard for its duties. Our manager is not significantly capitalized and does not have its own facilities or employees separate from J.E. Robert Company.

Management Agreement Term and Termination Rights

The Management Agreement had an initial term of two years from June 4, 2004, and was automatically renewed for one-year terms until June 4, 2008, and will be automatically renewed for one-year terms thereafter unless terminated by either us or our manager. The Management Agreement does not limit the number of renewal terms. Our manager must be provided 180 days prior notice of any termination without cause or non-renewal of the agreement and under those circumstances will be paid a termination fee, within ninety days of termination, equal to four times the sum of our manager’s base management fees and incentive fees for the 12-month period preceding the date of termination, calculated as of the end of the most recently completed fiscal quarter prior to the date of termination. In addition, following any termination of the Management Agreement, we must pay our manager all compensation accruing to the date of termination. We also may not assign the Management Agreement in whole or in part to a third party without the written consent of our manager.

In addition, if we decide to terminate the Management Agreement without cause due to fees that our independent directors have determined to be unfair, our manager may agree to perform its management services at fees our independent directors determine to be fair, and the Management Agreement will not terminate. Our manager may give us notice that it wishes to renegotiate the fees, in which case we and our manager must negotiate in good faith, and if we cannot agree on a revised fee structure at the end of our 180 day notice period, the agreement will terminate, and we must pay the termination fees described above.

We may also terminate the Management Agreement with 60 days’ prior notice for cause, which is defined as (i) our manager’s fraud or gross negligence, (ii) our manager’s willful noncompliance with the Management Agreement, (iii) the commencement of any proceeding relating to our manager’s bankruptcy or insolvency or a material breach of any provision of the Management Agreement, uncured for a period of 60 days or (iv) a change in control of our manager. Our manager may at any time assign certain duties under the Management Agreement to any affiliate of our manager provided that our manager shall remain liable to us for the affiliate’s performance.

Management Fees and Incentive Compensation

The management fee is payable monthly in arrears in cash, and the incentive fee is payable quarterly in arrears in cash. The base management fee and incentive fee are intended to reimburse J.E. Robert Company for providing personnel to our manager to satisfy our manager’s obligation to provide certain services to us. Our manager and J.E. Robert Company may also be entitled to certain expense reimbursements as described below. Expense reimbursements to our manager or J.E. Robert Company are made monthly.

Base Management Fee. We pay our manager a base management fee monthly in arrears in an amount equal to 1/12 of the sum of (i) 2.0% of the first $400 million of our equity (ii) 1.5% of our equity in excess of $400 million and up to $800 million and (iii) 1.25% of our equity in excess of $800 million. For purposes of calculating the base management fee, our equity equals the month-end value, computed in accordance with generally accepted accounting principles, of our stockholders’ equity, adjusted to exclude the effect of any unrealized gains, losses or other items that do not affect realized net income. Our manager uses the proceeds from its management fee in part to pay compensation to J.E. Robert Company. J.E. Robert Company uses such proceeds in part to compensate officers and employees provided to us by J.E. Robert Company through our manager who, notwithstanding that certain of them also are our officers, receive no cash compensation directly from us. We have in the past and may continue in the future, however, to award grants pursuant to the Incentive Plan to such officers and employees as well as officers and employees of J.E. Robert Company subject to the discretion of the Compensation Committee and approval by the Board of Directors.

Incentive Compensation. Our manager is entitled to receive quarterly incentive compensation pursuant to the terms of the Management Agreement with us. The purpose of the incentive compensation is to provide an additional incentive for our manager to achieve and exceed targeted levels of Funds From Operations (as defined below) and to increase our stockholder value. Our manager is entitled to receive quarterly incentive compensation in an amount equal to the product of:

(i)	25% of the dollar amount by which

(a)	our Funds From Operations per share of Common Stock for such quarter (before calculation of the incentive fee but after taking into account the base management fee), exceed

(b)	an amount equal to (A) the weighted average prices per share of our Common Stock in all offerings by us multiplied by (B) the greater of (1) 2.25% or (2) 0.875% plus one fourth of the 10-year U.S. treasury rate (as defined in the Management Agreement) for such quarter multiplied by

(ii)	the weighted average number of shares of Common Stock outstanding in such quarter.

“Funds From Operations” means net income (computed in accordance with generally accepted accounting principles (“GAAP”)), excluding gains (or losses) from debt restructuring, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships and joint ventures. Effective January 1, 2008, the Company amended the definition of Funds From Operatives to exclude from net income “unrealized depreciation and/or appreciation.”

Effective January 1, 2008, the Company adopted SFAS 159, “The Fair Value Option for Financial Assets and Liabilities – Including an Amendment of SFAS No. 155,” which permits entities to measure at fair value certain financial assets and liabilities (the “Designated Accounts”). The Company’s balance sheet will reflect the fair value of the Designated Accounts as of January 1, 2008, and unrealized gains (or losses) on such Designated Accounts will be recorded on the Company’s income statement beginning with the quarter ending March 31, 2008. On March 6, 2008, the Company and its manager amended the definition of Funds from Operations in the Management Agreement to exclude unrealized depreciation and/or appreciation so that the Company’s adoption of SFAS 159 does not alter the calculation of the incentive fees paid to the manager.

The Company earned incentive fees of $152,223, $234,947, $438,435 and $0 in the quarters ended March 31, 2007, June 30, 2007, September 30, 2007 and December 31, 2007, respectively. Pursuant to the calculation formula, if Funds From Operations increases and the weighted average share price and shares of Common Stock outstanding remain constant, the incentive fee will increase.

Reimbursement of Expenses. We pay all of our operating expenses. The expenses required to be paid by us include, but are not limited to, transaction costs incident to the acquisition, disposition and financing of our investments, legal, audit and tax service fees and expenses, the compensation and expenses of our independent directors, the costs associated with our establishment and maintenance of any credit facilities and other indebtedness (including commitment fees, legal fees, closing costs and similar expenses), expenses associated with other securities offerings by us, expenses relating to the payment of dividends, costs incurred by personnel of J.E. Robert Company for travel on our behalf, costs associated with any computer software or hardware that is used primarily for us, all taxes and license fees and all insurance costs incurred by us. In addition, we pay to our manager allocable overhead reimbursements for our pro rata portion of rent, telephone, utilities, office furniture, equipment, machinery and other office, internal and overhead expenses of J.E. Robert Company and its affiliates required for our operations.

In November 2006, effective retroactively as of January 1, 2006, the independent members of the Board of Directors approved an amendment to the Management Agreement to provide for 2007 and each calendar year thereafter, subject to approval by the independent members of the Board of Directors, the allocable overhead reimbursement will be $0.5 million multiplied by the sum of (a) one plus (b) the percentage increase in the Consumer Price Index (the “CPI”) for the applicable year over the CPI for the calendar year 2006.

In addition, under the Management Agreement, our manager may engage J.E. Robert Company or its affiliates to perform certain legal, accounting, due diligence, asset management, securitization, property management, brokerage, loan servicing, leasing and other services that outside professionals or outside consultants otherwise would perform on our behalf. J.E. Robert Company and its affiliates may be reimbursed or paid for the cost of performing such tasks, provided that such costs and reimbursements are no greater than those that would be paid to outside professionals or consultants on an arm’s-length basis. In addition, our manager is reimbursed for any expenses incurred in contracting with third parties.

Under the Management Agreement, our manager is responsible for all costs incident to the performance of its duties under the Management Agreement, including the employment compensation of J.E. Robert Company personnel who perform services for us pursuant to the Management Agreement.

Below is a summary of the fees and other amounts earned by our manager for the years ended December 31, 2007, 2006 and 2005.

	2007	2006	2005
Base Management Fees	$7,361,799	$7,631,176	$5,437,415
Expense Reimbursements (1)	571,976	559,866	542,287
Incentive Compensation	825,604	0	166,199

Total	$8,759,379	$8,191,042	$6,145,901

(1)	Includes allocable overhead reimbursements of $514,241 in 2007, $500,000 in 2006 and $537,394 in 2005.

Services Agreement with J.E. Robert Company

Because neither we nor our manager have any employees, we and our manager have entered into a services agreement with J.E. Robert Company to provide our manager with the personnel, services and resources necessary for our manager to perform its obligations and responsibilities under the Management Agreement, including acquisition due diligence, asset management and interest rate risk and credit risk management. No employee of J.E. Robert Company will dedicate all of his or her time to us. For the year ended December 31, 2007, we and/or our manager incurred an aggregate of $6.7 million to J.E. Robert Company for services provided under the services agreement.

Special Servicer Fees to J.E. Robert Company

Each CMBS securitization requires that a special servicer be appointed by the purchaser controlling the most subordinated non-investment grade class of securities. As our manager does not have special servicer status, it is required to appoint J.E. Robert Company or another entity that has special servicer status as the special servicer whenever we acquire a controlling interest in the most subordinated non-investment grade class of a CMBS securitization. In addition to the amounts paid by us to our manager as outlined in “Management Fees and Executive Compensation,” J.E. Robert Company earned $6.7 million, $3.7 million and $0.4 million in fees as special servicer during the years ended December 31, 2007, 2006 and 2005, respectively. All fees due to J.E. Robert Company as special servicer are paid either by the applicable securitization vehicles or the borrower and not directly by the Company and such fees are consistent with traditional, well established market standards and are set as part of the arms-length negotiations to acquire such CMBS bonds from the issuer. However, because we generally own the first loss position in these same CMBS issuances, payment of special servicing fees to J.E. Robert Company may reduce the amounts available to pay us pursuant to the terms of the applicable CMBS trusts.

Collateral Administration Fees to J.E. Robert Company

In connection with our second collateralized debt obligation (“CDO II”) on October 17, 2006, one of our wholly owned subsidiaries entered into a collateral administration agreement with J.E. Robert Company, pursuant to which J.E. Robert Company agreed to advise a wholly owned subsidiary on certain matters regarding the collateral interests and other eligible investments securing the notes issued in CDO II. J.E. Robert Company receives fees in return for such services. J.E. Robert Company receive two fees payable on a monthly basis, with the first fee equal to 1/12 of 0.075% of the Monthly Asset Amount, as defined in the CDO II indenture, and the second fee equal to 1/12 of 0.05% of the Monthly Asset Amount, each fee payable with different priorities as set forth in the indenture. For the years ended December 31, 2007 and 2006, we incurred $1.4 million and $0.3 million, respectively, in collateral administration fees pursuant to the agreement. These fees were approved by the independent members of our Board of Directors.

JER Investors Trust Inc. Nonqualified Stock Option and Incentive Award Plan

We have adopted the JER Investors Trust Nonqualified Stock Option and Incentive Award Plan, referred to in this proxy as the Incentive Plan, to provide incentives to attract and have available to us the services of qualified directors, officers, employees, advisors, consultants and other personnel. J.E. Robert Company and our manager and their respective directors, officers, employees and affiliates and our officers, directors, employees, consultants and advisors are eligible to receive awards under the Incentive Plan. The Incentive Plan is administered by the Compensation Committee of our Board of Directors. The Incentive Plan has a term of ten years beginning May 30, 2004.

The maximum number of shares of Common Stock that may be issued under the Incentive Plan is the sum of (i) 106,250 shares of Common Stock, which may be issued in the form of restricted stock awards, (ii) 1,000,000 shares of Common Stock, which may be issued as Outperformance Awards (as defined in the Incentive Plan) and (iii) 0.5% of the number of shares of Common Stock outstanding as of May 30, 2007, and as increased on the first day of each of the first five fiscal years of the Company beginning after May 30, 2007 by the lesser of (a) 0.5% of the number of shares of Common Stock outstanding on the last day of the immediately preceding fiscal year or (b) 500,000 shares. The total number of shares of Common Stock that may be issued under the Incentive Plan will be reduced by the number of shares of Common Stock awarded under the JER Investors Trust Nonqualified Stock Option and Incentive Award Plan (Manager Only).

The Incentive Plan permits the granting of options that do not qualify as incentive stock options under section 422 of the Internal Revenue Code to purchase shares of our Common Stock. The exercise price of each option will be determined by the Compensation Committee and may be less than the fair market value of our Common Stock subject to the option on the date of grant. The Compensation Committee will determine the terms of each option, including when each option may be exercised and the period of time, if any, after retirement, death, disability or termination of employment during which options may be exercised. Options become vested and exercisable in installments, and the exercisability of options may be accelerated by the Compensation Committee. Upon exercise of options, the option exercise price must be paid in full either in cash or its equivalent, by certified or bank check, by delivery of a promissory note or other instrument acceptable to the Compensation Committee or, if the Compensation Committee so permits, by delivery of shares of Common Stock already owned by the optionee or by a broker pursuant to irrevocable instructions to the broker from the optionee. Upon a change in control of the Company, all options granted under the Incentive Plan that are subject to time-based vesting requirements will become immediately and fully exercisable, and those subject to performance-based vesting requirements will become immediately and fully exercisable if the relevant performance metric has been met at the date of the change in control.

The Incentive Plan also allows for awards of restricted stock. A restricted stock award is an award of shares of Common Stock that may be subject to forfeiture (vesting), restrictions on transferability and such other restrictions, if any, as Compensation Committee may impose at the date of grant. The shares may vest and the restrictions may lapse separately or in combination at such times, under such circumstances, including, without limitation, a specified period of employment or the satisfaction of pre-established criteria, in such installments or otherwise, as our Board of Directors or a committee of our Board of Directors may determine. Except to the extent restricted under the award agreement relating to the restricted stock, a participant granted restricted stock has all of the rights of a stockholder, including, without limitation, the right to vote and the right to receive dividends on the restricted shares. Although dividends are paid on all shares of our restricted stock, whether or not vested (except those subject to performance-based vesting requirements that have not yet vested), at the same rate and on the same date as on shares of our Common Stock, holders of restricted stock are prohibited from selling the shares until they vest. Upon a change in control of the Company, all shares of restricted stock granted under the Incentive Plan that are subject to time-based vesting requirements will become immediately and fully vested, and those subject to performance-based vesting requirements will become immediately and fully vested if the relevant performance metric has been met at the date of the change in control.

The Compensation Committee may also grant shares of our Common Stock, stock options, stock appreciation rights, restricted stock, performance awards, outperformance awards and other stock or performance-based awards under the Incentive Plan. These awards may be subject to such conditions and restrictions as the Compensation Committee may determine, including, but not limited to, the achievement of certain performance goals or continued employment with us through a specific period. Each award under the Incentive Plan may not be exercisable more than 10 years after the date of grant.

Our Board of Directors may at any time amend, alter or discontinue the Incentive Plan, but cannot, without a participant’s consent, take any action that would impair the rights of such participant under any award granted under the Incentive Plan. To the extent required by law, the Board of Directors will obtain approval of the stockholders for any amendment that would:

•	other than through adjustment as provided in the Incentive Plan, increase the total number of shares of our Common Stock reserved for issuance under the Incentive Plan;

•	change the class of eligible participants under the Incentive Plan; or

•	otherwise require such approval.

Incentive Award Grants Since Inception

On June 4, 2004, we granted 335,000 shares of Common Stock to our manager, and 6,000 shares of Common Stock to our then three independent directors pursuant to our Incentive Plan. On June 30, 2004, Frank Caufield and James Kimsey joined our Board of Directors and in July 2004, each was granted 2,000 shares of restricted stock. In September 2005 and June 2006, we granted each of our independent directors an additional 2,000 shares of restricted stock pursuant to the automatic annual restricted stock awards provision in our Incentive Plan.

In May 2006, Mark S. Weiss, our president, was awarded 60,000 restricted shares of Common Stock and 150,000 stock options, which are exercisable for shares of our Common Stock, subject to certain vesting conditions. See “Compensation Discussion and Analysis—Long-Term Equity Incentives” above for more detail on the terms of these awards.

On April 1, 2007, certain key employees of J.E. Robert Company, including certain of our executive officers, were awarded an aggregate of 124,500 restricted shares of Common Stock, subject to vesting over a period of three years. Half of these restricted shares vest over the requisite service period and the remainder vest only if certain performance targets are achieved. The following table shows the restricted shares of Common Stock awarded to our executive officers, including certain of the Covered Executives, as of December 31, 2007.

Officer	Number of Restricted Shares Received
Mark S. Weiss	40,000
Keith Belcher	10,000
Tae-Sik Yoon	15,000
J. Michael McGillis	7,500
Kenneth Krejca	7,500

In addition, on May 31, 2007, we granted under our Incentive Plan restricted stock awards of 2,000 shares of our Common Stock to each of our independent directors who was on our Board of Directors at the time of such meeting.

Pursuant to the restricted stock agreements under which these shares of common stock were issued, in the event that a change in control (as defined in the Incentive Plan) of the Company occurs during the executive officer’s term of employment with J.E. Robert Company and, as a result of such change in control, one or more of the following occurs: (i) our manager ceases to serve as the manager of the Company or its successor; (ii) the Company or its successor does not assume, convert or replace the awards; or (iii) the executive officer’s employment with J.E. Robert Company is (x) involuntarily terminated other than for willful misconduct (as defined in the restricted stock agreement) or (y) terminated by the executive for good reason (as defined in the restricted stock agreement), for each of (x) and (y) at any time during the 24 month period following the date of such change in control, then the portion of the restricted stock awards that are subject to vesting over three years subject to continued employment with J.E. Robert Company will become immediately and fully vested as of the date of such event and the portion of the restricted stock awards that are subject to vesting based on the achievement of certain performance targets will become immediately and fully vested if the performance target would have been met if measured on an annualized basis (including for up to the remaining vesting periods) as of the date of such event.

Compensation Committee Interlocks and Insider Participation

Messrs. Altobello, Caufield and Kimsey served as members of our Compensation Committee during 2007.

COMPENSATION COMMITTEE REPORT

The report of our Compensation Committee is provided below.

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed the “Compensation Discussion and Analysis” with the Company’s management. Based upon this review and their discussions, the Compensation Committee recommended that the Board of Directors include the “Compensation Discussion and Analysis” in this proxy statement.

THE COMPENSATION COMMITTEE

James V. Kimsey

Frank J. Caufield

Daniel J. Altobello

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

For purposes of this proxy statement, a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(i)	voting power, which includes the power to vote, or to direct the voting of, shares of our Common Stock; and/or

(ii)	investment power, which includes the power to dispose, or to direct the disposition of, shares of our Common Stock.

A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days.

Listed in the following table and the notes thereto is certain information with respect to the beneficial ownership of shares of our Common Stock as of April 21, 2008 by each person known by us to be the beneficial owner of more than five percent of our Common Stock, and by each of our directors and executive officers, individually and as a group. Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. The percentage of class beneficially owned is based on 25,901,035 shares of our Common Stock outstanding as of April 21, 2008.

Name and Address of Beneficial Owner(1)(2)	Number of Shares Beneficially Owned	Percentage of Class Beneficially Owned
5% Stockholders:
Third Avenue Management LLC(3)	2,339,215	9.03%
Munder Capital Management(4)	2,285,221	8.82%
Wells Fargo & Company(5)	1,612,503	6.23%
Highland Capital Management, L.P.(6)	1,405,253	5.43%

Directors and Officers:
Joseph E. Robert, Jr.(7)	2,477,790	9.57%
Frank J. Caufield	191,333	*
James V. Kimsey	186,000	*
Mark S. Weiss	130,000	*
W. Russell Ramsey(8)	91,300	*
Keith W. Belcher	30,000	*
Tae-Sik Yoon	25,000	*
Peter D. Linneman	12,000	*
Kenneth D. Krejca	9,167	*
Daniel J. Altobello	8,000	*
J. Michael McGillis	7,500	*
Daniel T. Ward	3,500	*
Dwight L. Bush(9)	0	*

All directors and officers as a group (13 persons)	3,163,190	12.2%

*	Less than 1%.

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes securities over which a person has voting or investment power. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days of the date hereof, are deemed beneficially owned for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

(2)	The address of all officers and directors listed above is c/o J.E. Robert Company, 1650 Tysons Blvd., Suite 1600, McLean, Virginia 22102.

(3)	Based on information included in the Schedule 13G/A filed by Third Avenue Management LLC (“TAM”) on February 14, 2008. Third Avenue Real Estate Opportunities Fund, L.P., a private fund for which TAM acts as investment advisor, has the right to receive dividends from, and the proceeds from the sale of, 2,251,800 of the shares reported by TAM, and various separately managed accounts for whom TAM acts as investment advisor have the right to receive dividends from, and the proceeds of the sale of, 87,415 of the shares reported by TAM. The address for TAM is 622 Third Avenue, 32nd Floor, New York, New York 10017.

(4)	Based on information included in the Schedule 13G/A filed by Munder Capital Management (“Munder”) on February 14, 2008. The address for Munder is Munder Capital Center, 480 Pierce Street, Birmingham, MI 48009.

(5)	Based on the information included in the Schedule 13G/A filed by Wells Fargo & Company (“Wells Fargo”) on January 25, 2008. The address for Wells Fargo is 420 Montgomery Street, San Francisco, CA 94104.

(6)	Based on information included in the Schedule 13G/A filed by Highland Capital Management, L.P. (“Highland Capital”) on February 14, 2008. The address for Highland Capital is Two Galleria Tower, 13455 Noel Road, Suite 800, Dallas, Texas 75240.

(7)	659,792 shares of common stock beneficially owned by Mr. Robert are directly owned by J&L Blend, L.P., of which J&L Blend-I, LLC (“J&LBLLC” ) is the general partner. Robert Family Partnership, L.P. (“RFPLP”) is the manager of J&LBLLC. Mr. Robert is the president of Robert Family Inc., the general partner of RFPLP.

(8)	Mr. Ramsey holds 83,300 shares of Common Stock through RNR, LLC, which is jointly owned by Mr. Ramsey and his wife, Norma Ramsey. The remaining 8,000 shares of common stock are owned directly by Mr. Ramsey.

(9)	Mr. Bush is a director-nominee.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers and persons beneficially owning more than ten percent of a registered class of a company’s equity securities to file reports of ownership and changes in ownership on Forms 3, 4, and 5 with the SEC and the NYSE.

To our knowledge, based solely on review of the copies of such reports furnished to us with respect to the year ended December 31, 2007, all of our directors, executive officers and greater-than-ten-percent owners were in compliance with the Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Our chairman and chief executive officer and each of our executive officers also serve as officers of our manager and other affiliated companies of J.E. Robert Company. At the time of our formation when our Management Agreement, Incentive Plan, conflicts policy and other organizational matters were originally approved on our behalf, Mr. Robert, the sole stockholder of J.E. Robert Company, was our sole stockholder and sole director. In addition, Mr. Robert and J.E. Robert Company were the only members of our manager. As a result, these matters were not negotiated at arm’s length and their terms, including fees payable to our manager, may not be as favorable to us as if they had been negotiated with an unaffiliated third party. J.E. Robert Company and its affiliates manage other real estate investment entities including JER Real Estate Partners III, L.P. and JER Real Estate Qualified Partners III, L.P. (collectively, “JER Fund III”) and JER Real Estate Partners IV, L.P. and JER Real Estate Qualified Partners IV, L.P. (together, “JER Fund IV”, and, collectively with JER Fund III, the “JER Funds”), which may have investment objectives similar to ours.

On December 11, 2007, the Company and JER Fund IV entered into a Limited Partnership Agreement pursuant to which the Company and JER Fund IV agreed to co-manage and invest $10 million each in an aggregate $220 million private equity fund known as JER US Debt Co-Investment Vehicle, L.P. (the “U.S. Debt Fund”), which may have investment objectives similar to ours. The U.S. Debt Fund limited partnership agreement prohibited the Company from investing in certain investments from December 11, 2007 through April 11, 2008. In addition, since the U.S. Debt Fund was not fully invested at April 11, 2008, then for up to eight months following such date or until 90% of the U.S. Debt Fund’s committed capital has been invested or otherwise committed, the Company and/or JER Fund IV are permitted to share such investments with the U.S. Debt Fund. The U.S. Debt Fund pays to the Company and JER Fund IV a base management fee equal to 1.5% on drawn capital and up to 20% of the aggregate profits earned and distributed by the U.S. Debt Fund (after limited partners receive distributions equal to their initial investment and a specified preferred rate of return thereon). The Company and JER Fund IV divide the management fees and any profits participation on a 50%-50% basis.

We must abide by the terms of the conflicts of interest policy developed by J.E. Robert Company, the managing member of our manager, with respect to conflicts of interest between us and the JER Funds. To the extent that specific investment opportunities are determined by J.E. Robert Company to be suitable for and advantageous to us, JER Fund IV and the U.S. Debt Fund, J.E. Robert Company will allocate the opportunities between us, JER Fund IV and the U.S. Debt Fund wherever reasonably practicable, with JER Fund IV and/or the Company being permitted to collectively share up to 50% of any such investment opportunity. Where J.E. Robert Company determines that such allocation is not reasonably practicable, it will allocate that investment in a manner that it determines in good faith to be fair and reasonable. The conflicts policy may at times prevent us from acquiring 100% of certain attractive investments. In addition, where J.E. Robert Company determines that it is not reasonably practicable to so allocate an investment, that investment may be allocated solely to JER Fund IV or the U.S. Debt Fund. J.E. Robert Company may apply similar allocation procedures between us and any other investment funds, companies, vehicles or other entities that it controls with which we have overlapping investment objectives to the extent that investment opportunities are not otherwise allocated among us, JER Fund IV and the U.S. Debt Fund itself pursuant to the U.S. Debt Fund limited partnership agreement. J.E. Robert Company may alter the conflicts of interest policy at any time without notice to or input from us or our stockholders.

As of April 21, 2008, Mr. Robert, our manager, our officers, directors and employees as well as officers, directors and employees of J.E. Robert Company beneficially owned in the aggregate approximately 9.6% of our Common Stock.

Mr. Altobello is also a director of Friedman, Billings, Ramsey Group, Inc., the parent company of Friedman, Billings, Ramsey & Co., Inc., which has acted and may in the future act as a financial advisor to us or as an underwriter for offerings of our securities.

Pursuant to the terms of our Management Agreement with JER Commercial Debt Advisors LLC, our manager, we pay our manager a monthly base management fee and, if earned, a quarterly incentive fee. The Management Agreement also provides that we will reimburse our manager for certain expenses incurred by our manager on our behalf, including a fixed overhead allocation expense.

On September 28, 2006, we invested in two mezzanine loan participation interests where JER Fund III held a controlling equity interest in the borrower. The acquisition of these loan participation interests was approved by the independent members of our Board of Directors as required by our investment guidelines. As of December 31, 2007, $44.5 million was outstanding on these participation interests.

On March 16, 2007, we invested in a pari passu mortgage note in the principal amount of $30.0 million where JER Fund III held a controlling equity interest in the borrower. The acquisition of this note was approved by the independent members of our Board of Directors as required by our investment guidelines. As of December 31, 2007, $28.9 million was outstanding on this note.

On June 29, 2007, we invested in two mezzanine loan participation interests totaling $50.0 million where JER Fund III held a controlling equity interest in the borrower. The acquisition of these loan participation interests was approved by the independent members of our Board of Directors as required by our investment guidelines. As of December 31, 2007, there was $50.0 million outstanding related to these participation interests.

Each CMBS securitization requires that a special servicer be appointed by the purchaser controlling the most subordinated non-investment grade class of securities. As our manager does not have special servicer status, it is required to appoint J.E. Robert Company or another entity that has special servicer status as the special servicer whenever we acquire a controlling interest in the most subordinated non-investment grade class of a CMBS securitization. In addition to the amounts paid by us to our manager as outlined in “Compensation Discussion and Analysis—Management Fees and Executive Compensation,” J.E. Robert Company earned $6.7 million, $3.7 million and $0.4 million in fees as special servicer during the years ended December 31, 2007, 2006 and 2005, respectively. All fees due to J.E. Robert Company as special servicer are paid either by the applicable securitization vehicles or the borrower and not directly by the Company and such fees are consistent with traditional, well established market standards and are set as part of the arms-length negotiations to acquire such CMBS bonds from the issuer. However, because we generally own the first loss position in these same CMBS issuances, payment of special servicing fees to J.E. Robert Company may reduce the amounts available to pay us pursuant to the terms of the applicable CMBS trusts.

In connection with our second CDO II on October 17, 2006, one of our wholly owned subsidiaries entered into a collateral administration agreement with J.E. Robert Company, pursuant to which J.E. Robert Company advises one of our wholly owned subsidiaries on certain matters regarding the collateral interests and other eligible investments securing the notes issued in CDO II. J.E. Robert Company receives fees in return for such services. J.E. Robert Company receives two fees payable on a monthly basis, with the first fee equal to 1/12 of 0.075% of the Monthly Asset Amount, as defined in the CDO II indenture, and the second fee equal to 1/12 of 0.05% of the Monthly Asset Amount, each fee payable with different priorities as set forth in the indenture. For the years ended December 31, 2007 and 2006, we incurred $1.4 million and $0.3 million, respectively, in collateral administration fees pursuant to the agreement. These fees were approved by the independent members of our Board of Directors.

We have not entered into any other transactions in which any other director or officer or stockholder of ours or of our manager had any material interest.

Policy Regarding the Review, Approval or Ratification of Transactions with Related Persons

In recognition of the fact that transactions involving related parties can present potential or actual conflicts of interest or create the appearance that Company decisions are based on considerations other than the best interests of the Company and its stockholders, the Board of Directors has adopted a written policy, the Policy and Procedures With Respect to Related Person Transactions, which we refer to as our Related Persons Policy, which provides for the review and approval (or, if completed, ratification) by the Audit Committee (or, in certain circumstances, the chairman of the Audit Committee) of all transactions involving the Company in which a related party is known to have a direct or indirect interest, including transactions required to be reported under paragraph (a) of Item 404 of Regulation S-K promulgated by the SEC. All Related Persons are required to report to our legal department, which is required to submit to our Audit Committee, any such related party transaction prior to its completion.

Our Related Person Policy covers all transactions, arrangements or relationships (or any series of similar transactions, arrangements or relationships) in which the Company (including any of its subsidiaries) was, is or will be a participant and the amount involved exceeds $120,000, and in which any Related Person had, has or will have a direct or indirect interest.

A “Related Person”, as defined in our Related Person Policy, means any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company; any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5% beneficial owner; and any firm, corporation or other entity in which any of the foregoing persons is employed or is a partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

In reviewing any related person transaction, all of the relevant facts and circumstances must be considered, including (i) the related person’s relationship to us and his or her interest in the transaction, (ii) the proposed aggregate value of the transaction, or, in the case of indebtedness, the amount of principal that would be involved, (iii) the benefits to us, (iv) the availability of comparable products or services that would avoid the need for a related person transaction and (v) the terms of the transaction and the terms available to unrelated third parties or to employees generally.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

The Board of Directors, following the recommendation of the Nominating and Corporate Governance Committee, has recommended that Messrs. Robert, Belcher, Weiss, Altobello, Linneman, Ramsey, Caufield and Bush be elected to serve on the Board of Directors, each until the annual meeting of stockholders for 2009 and until their respective successors are duly elected and qualify. For certain information regarding each nominee, see “Board of Directors” above.

Each nominee has consented to being named in this proxy statement and to serve if elected. If, prior to the annual meeting, either nominee should become unavailable to serve, the shares of voting securities represented by a properly executed and returned proxy will be voted for such additional person as shall be designated by the Board of Directors, unless the Board of Directors determines to reduce the number of directors in accordance with the Company’s charter and bylaws.

Election of the director nominees named in this proposal requires the affirmative vote of a plurality of the shares of our voting securities cast in the election of directors at the annual meeting. Shares represented by executed proxies that do not specify a vote as to any one or more of the proposals will be voted, if authority to do so is not withheld, for the election of the Board of Directors’ nominees. Votes may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Broker non-votes, if any, will not be counted as having been voted on this proposal and will have no effect on the outcome of the vote on the election of directors. Stockholders may not cumulate votes in the election of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

ELECTION OF THE NOMINEES FOR DIRECTORS IDENTIFIED ABOVE.

PROPOSAL NO. 2:

APPROVAL OF APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Proposed Independent Registered Public Accounting Firm

Ernst & Young LLP, independent registered public accountants, has served as the independent registered public accounting firm for us and our subsidiaries for the fiscal year ended December 31, 2007. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2008 and has further directed that the selection of the independent registered public accounting firm be submitted for approval by the stockholders at the Annual Meeting.

Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from stockholders.

Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR the approval of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2008.

Principal Accountant Fees and Services

During the years ended December 31, 2007, 2006 and 2005, we engaged Ernst & Young LLP to provide us with audit, audit-related and tax services. Services provided during these years included the examination of annual financial statements, limited review of unaudited quarterly financial information, review and consultation regarding filings with the Securities and Exchange Commission and the Internal Revenue Service, assistance with management’s evaluation of internal accounting controls under Sarbanes-Oxley, consultation on financial and tax accounting and reporting matters, and verification procedures as required by collateralized debt obligations. Fees for 2007 reflect estimated fees for completion of services related to 2007, and fees for 2006 and 2005 reflect actual amounts paid for services related to 2006 and 2005, respectively. Fees for 2007, 2006 and 2005 were as follows:

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees	Total
2007	$1,050,500	$—	$75,000	$—	$1,125,500
2006	$997,880	$—	$75,000	$—	$1,072,780
2005	$943,000	$25,000	$67,500	$—	$1,035,500

Audit Fees. Audit fees are fees billed for the audit of the consolidated financial statements, consultation on audit related matters, Sarbanes-Oxley compliance costs and review of SEC filings. This category also includes review of, and consents for, filings with the SEC related to registration statements (including our initial public offering) and the issuance of comfort letters.

Audit-Related Fees. Audit-related fees principally included attest services not required by statute or regulation.

Tax Fees. Tax fees related to tax planning and compliance and tax return preparation.

There were no Other Fees incurred for the years ended December 31, 2007, 2006 and 2005.

The Audit Committee has considered all services provided by the independent registered public accounting firm to us and concluded this involvement is compatible with maintaining the auditors’ independence.

The Audit Committee is responsible for appointing the Company’s independent registered public accounting firm and approving the terms of the independent registered public accounting firm’s services. The Audit Committee has a policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm. The Audit Committee approved all Audit and Audit-Related Fees and Tax Fees incurred by the Company for the years ended December 31, 2007, 2006 and 2005.

This policy is subject to certain guidelines and pre-approved services that, in the judgment of management and the auditor, would not violate the auditor’s independence. At the end of each quarter, or at any time cumulative fees not previously reported to the Audit Committee exceed $500,000, management creates a schedule of the services performed which the Audit Committee then reviews and approves.

ANNUAL MEETING OF STOCKHOLDERS OF

JER INVESTORS TRUST INC.

May 29, 2008

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

1. Election of directors to serve on the Board of Directors or JER

Investors Trust Inc. (the “Company”).

O Joseph E. Robert, Jr.

O Keith W. Belcher

O Mark S. Weiss

O Daniel J. Altobello

O Peter D. Linneman

O W. Russell Ramsey

O Frank J. Caufield

O Dwight L. Bush

2. Ratification of the appointment of Ernst & Young LLP as the

Company’s independent registered public accounting firm for fiscal year 2008.

This proxy, when properly executed, will be voted in the manner directed above. If this proxy is executed but no instruction is given, this proxy will be voted “FOR” all nominees listed in Proposal 1 and “FOR” Proposal 2. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any postponements or adjournments thereof.

The undersigned hereby acknowledges receipt of the Company’s Annual Report to Stockholders for fiscal year ended December 31, 2007 and the accompanying

Notice of Annual Meeting and Proxy Statement and hereby revokes any proxy or proxies heretofore given with respect to the matters set forth above.

FOR AGAINST ABSTAIN

FOR ALL NOMINEES

WITHHOLD AUTHORITY

FOR ALL NOMINEES

FOR ALL EXCEPT

(See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT”

and fill in the circle next to each nominee you wish to withhold, as shown here:

NOMINEES:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL NOMINEES LISTED IN PROPOSAL 1 AND “FOR” PROPOSAL 2.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

Please detach along perforated line and mail in the envelope provided.

20830000000000000000 4 052908

0

14475

JER INVESTORS TRUST INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 29, 2008

The undersigned stockholder of JER Investors Trust Inc., a Maryland corporation (the

“Company”), hereby appoints Daniel T. Ward and Mark S. Weiss, and each of them, the proxy or proxies of the undersigned, with full power of substitution, to attend the Annual Meeting of

Stockholders of the Company to be held on May 29, 2008 at 11:00 a.m. Eastern Daylight Time, at

Courtyard by Marriott-Tysons Corner, 1960-A Chain Bridge Road, McLean, Virginia 22102, and

any postponements or adjournments thereof, and to vote all shares of voting securities of the

Company which the undersigned would be entitled to vote if personally present thereat, with all powers that the undersigned would have if personally present thereat.

This proxy, when properly executed, will be voted in the manner directed on the reverse side. If this proxy is executed but no instruction is given, this proxy will be voted “FOR” all nominees listed in Proposal 1 and “FOR” Proposal 2. The proxies are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof.

(Continued and to be signed on the reverse side.)